l:\secfiles\10q\1997\2ndqtr\by-law.doc 29

                                                                   EXHIBIT 3(ii)








               G E N E R A L  M O T O R S  C O R P O R A T I O N



           --------------------------------------------------------



                                    BY-LAWS



                                 As Amended to

                                 August 4, 1997

                           GENERAL MOTORS CORPORATION

                                    BY-LAWS



                                     INDEX


                                                                   Page
ARTICLE I -- MEETINGS OF STOCKHOLDERS
1.1.  Annual.........................................................1
1.2.  Special........................................................1
1.3.  Notice of Meetings.............................................1
1.4.  List of Stockholders Entitled to Vote..........................1
1.5.  Quorum.........................................................2
1.6.  Organization...................................................2
1.7.  Voting; Proxies................................................2
1.8.  Fixing Date for Determination of Stockholders of Record........2
1.9.  Adjournments...................................................3
1.10. Judges.........................................................3

ARTICLE II -- BOARD OF DIRECTORS
2.1.  Responsibility and Number......................................3
2.2.  Election; Resignation; Vacancies...............................3
2.3.  Regular Meetings...............................................4
2.4.  Special Meetings...............................................4
2.5.  Quorum; Vote Required for Action ..............................4
2.6.  Organization...................................................4
2.7.  Transactions with Corporation..................................5
2.8.  Ratification...................................................5
2.9.  Informal Action by Directors...................................5
2.10. Telephonic Meetings Permitted..................................6
2.11. Notice of Stockholder Nomination and Stockholder Business......6
2.12. Independent Directors..........................................7

ARTICLE III -- COMMITTEES
3.1.  Committees of the Board of Directors...........................8
3.2.  Election and Vacancies.........................................8
3.3.  Procedure; Quorum..............................................8
3.4.  Executive Committee............................................9
3.5.  Investment Funds Committee.....................................9
3.6.  Audit Committee................................................9
3.7.  Executive Compensation Committee...............................9
3.8.  Public Policy Committee........................................10
3.9.  Committee on Director Affairs..................................10
3.10.  Capital Stock Committee.......................................11






                                       i

                                                                    Page


ARTICLE IV -- OFFICERS
4.1.  Elected Officers ..............................................11
4.2.  Chief Executive Officer........................................11
4.3.  President......................................................12
4.4.  Treasurer......................................................12
4.5.  Secretary......................................................12
4.6.  Comptroller....................................................12
4.7.  General Counsel................................................12
4.8.  General Auditor................................................12
4.9.  Chief Tax Officer..............................................13
4.10. Subordinate Officers...........................................13
4.11. Resignation, Removal, Suspension and Vacancies.................13

ARTICLE V -- INDEMNIFICATION
5.1.  Right to Indemnification of Directors and Officers ............14
5.2.  Advancement of Expenses of Directors and Officers..............14
5.3.  Claims by Officers or Directors................................14
5.4.  Indemnification of Employees...................................15
5.5.  Advancement of Expenses of Employees...........................15
5.6.  Non-Exclusivity of Rights......................................15
5.7.  Other Indemnification..........................................15
5.8.  Insurance......................................................15
5.9.  Amendment or Repeal............................................16

ARTICLE VI -- MISCELLANEOUS
6.1.  Offices........................................................16
6.2.  Stock Certificates.............................................16
6.3.  Seal...........................................................16
6.4.  Dividends on Preferred Stock...................................17
6.5.  Fiscal Year....................................................17
6.6.  Annual Report..................................................17
6.7.  Notice.........................................................17
6.8.  Waiver of Notice...............................................17
6.9.  Voting of Stocks Owned by the Corporation......................17
6.10. Form of Records................................................18
6.11. Amendment of By-Laws...........................................18
6.12. Anti-Greenmail.................................................18
6.13. Gender Pronouns................................................19







                                       ii

                                                                    Page

DEFINITION OF CERTAIN TERMS USED IN AND GUIDELINES
FOR THE APPLICATION OF BY-LAW 2.12 OF GENERAL MOTORS
CORPORATION..........................................................i

SECURITIES ACT AND EXCHANGE ACT PARAGRAPH 2 OF  INSTRUCTIONS TO
PARAGRAPH (b) OF ITEM 404 OF  REGULATION  S-K AS IN EFFECT ON
JANUARY  7, 1991  (REFERRED  TO IN PARAGRAPH (i) OF GUIDELINES
FOR APPLICATION OF BY-LAW 2.12 OF GENERAL MOTORS
CORPORATION).........................................................iv

DEFINITION OF CERTAIN TERMS USED IN BY-LAW 6.12......................v





























                                      iii

                           GENERAL MOTORS CORPORATION

                                    BY-LAWS




                                   ARTICLE I

                            MEETINGS OF STOCKHOLDERS

1.1. Annual.

The annual meeting of stockholders for the election of directors, ratification or rejection of the selection of auditors and the transaction of such other business as may properly be brought before the meeting shall be held on the first Monday in June in each year, or on such other date and such place and time as the chairman of the board or the board of directors shall designate.

1.2. Special.

Special meetings of stockholders may be called by the board of directors or the chairman of the board of directors at such place, date and time and for such purpose or purposes as shall be set forth in the notice of such meeting.

1.3. Notice of Meetings.

Written notice of each meeting of stockholders shall be given by the chairman of the board and/or the secretary in compliance with the provisions of Delaware law.
1.4. List of Stockholders Entitled to Vote.

The secretary shall prepare, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.




                                      1

1.5. Quorum.

At each meeting of stockholders, except where otherwise provided by law or the certificate of incorporation or these by-laws, the holders of one-third of the voting power of the outstanding shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.9 of these by-laws until a quorum shall attend. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

1.6. Organization.

The chairman or, if he so designates or is absent, the chief executive officer or, in their absence, an executive vice president or vice president designated by the board of directors, shall preside at meetings of the stockholders. The secretary of the corporation shall act as secretary, but in his absence the presiding officer may appoint a secretary.

1.7. Voting; Proxies.

Each stockholder shall be entitled to vote in accordance with the number of shares and voting powers of the voting shares held of record by him. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but such proxy, whether revocable or irrevocable, shall comply with the requirements of Delaware law. Voting at meetings of stockholders, on other than the election of directors, need not be by written ballot unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of stockholders for the election of directors a plurality of the voting power of the shares of stock present in person or represented by proxy and entitled to vote shall be sufficient. All other elections and questions shall, unless otherwise provided by law or by the certificate of incorporation or these by-laws, be decided by the vote of the holders of a majority of the voting power of the shares of stock entitled to vote thereon present in person or by proxy at the meeting.

1.8. Fixing Date for Determination of Stockholders of Record.

In order that the corporation may determine the stockholders entitled: (a) to notice of or to vote at any meeting of stockholders or any adjournment thereof;
(b) to express consent to corporate action in writing without a meeting; (c) to receive payment of any dividend or other distribution or allotment of any rights; or (d) to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date. The record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall not be more than sixty nor less than ten days before the date of such meeting; (b) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the board of directors; and (c) in the case of any other action, shall not be more than sixty days prior to such other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.



                                      2

1.9. Adjournments.

Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

1.10. Judges.

All votes by ballot at any meeting of stockholders shall be conducted by two judges appointed for the purpose, either by the directors or by the chairman of the meeting. The judges shall decide upon the qualifications of voters, count the votes and declare the result.


                                   ARTICLE II

                               BOARD OF DIRECTORS

2.1. Responsibility and Number.

The business and affairs of the corporation shall be managed by or under the direction of a board of directors. The number of directors shall be determined from time to time by resolution of the board of directors, but the total number of directors shall not be less than twelve or more than twenty.

2.2. Election; Resignation; Vacancies.

At each annual meeting of stockholders, the stockholders shall elect directors each of whom shall hold office for a term commencing on the date of the annual meeting of stockholders, or such later date as shall be determined by the board of directors, and ending on the next annual meeting of stockholders, or until his successor is elected and qualified. Any director may resign at any time upon written notice to the chairman of the board or to the secretary. Any vacancy occurring in the board of directors for any cause may be filled by a majority of the remaining members of the board of directors, although such majority is less than a quorum. Each director so elected shall hold office concurrent with the term of other directors or until his successor is elected and qualified.







                                      3

2.3. Regular Meetings.

Unless otherwise determined by resolution of the board of directors, a meeting of the board of directors for the election of officers and the transaction of such other business as may come before it shall be held as soon as practicable following the annual meeting of stockholders, and other regular meetings of the board of directors shall be held either on the first Monday of each month, and if that be a legal holiday, then on the next Monday not a legal holiday, or such other days as may from time to time be designated by the chairman of the board of directors.

2.4. Special Meetings.

Special meetings of the board of directors may be called by the chairman of the board of directors, the chief executive officer, the president or a vice chairman, and shall be called by the secretary at the request in writing of one-third of the directors then in office. Notice of a special meeting of the board of directors shall be given at least twenty-four hours before the special meeting.

2.5. Quorum; Vote Required for Action.

At all meetings of the board of directors, one-third of the whole board shall constitute a quorum for the transaction of business. Except in cases in which applicable law, the certificate of incorporation or these by-laws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

2.6. Organization.

The board of directors shall annually elect one of its members to be chairman of the board and shall fill any vacancy in the position of chairman of the board at such time and in such manner as the board of directors shall determine. The chairman of the board may but need not be an officer of or employed in an executive or any other capacity by the corporation.

The chairman of the board of directors shall preside at meetings of the board of directors and lead the board in fulfilling its responsibilities as defined in section 2.1 and, in particular, its responsibilities to oversee the performance of the corporation and of the executive management of the corporation.

The board of directors may also elect one of its members as vice chairman of the board of directors who shall have such duties and responsibilities as are provided by these by-laws or may be directed by the board of directors, the chairman of the board, or the chairman of the executive committee of the board of directors.

In the absence of the chairman of the board of directors, the vice chairman, or in his absence, the chairman of the executive committee of the board of directors, or in his absence, a member of the board selected by the members present, shall preside at meetings of the board. The secretary of the corporation shall act as secretary of the meetings of the board of directors, but in his absence, the presiding officer may appoint a secretary for the meeting.







                                      4

2.7. Transactions with Corporation.

No contract or transaction between the corporation and one or more of its directors, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose: (1) if the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) if the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) if the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

2.8. Ratification.

Any transaction questioned in any stockholders' derivative suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting may be ratified before or after judgment, by the board of directors or by the stockholders in case less than a quorum of directors are qualified; and, if so ratified, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said ratification shall be binding upon the corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

2.9. Informal Action by Directors.

Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.









                                      5

2.10. Telephonic Meetings Permitted.

Members of the board of directors, or any committee designated by the board, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

2.11. Notice of Stockholder Nomination and Stockholder Business.

At a meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. Nominations for the election of directors may be made by the board of directors or by any stockholder entitled to vote for the election of directors. Other matters to be properly brought before the meeting must be: (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, including matters covered by rule 14a-8 of the Securities and Exchange
Commission; (b) otherwise properly brought before the meeting by or at the direction of the board of directors; or (c) otherwise properly brought before the meeting by a stockholder.

A notice of the intent of a stockholder to make a nomination or to bring any other matter before the meeting shall be made in writing and received by the secretary of the corporation not more than 180 days and not less than 120 days in advance of the annual meeting or, in the event of a special meeting of stockholders, such notice shall be received by the secretary of the corporation not later than the close of the fifteenth day following the day on which notice of the meeting is first mailed to stockholders.

Every such notice by a stockholder shall set forth:

(a) the name and residence address of the stockholder of the corporation who intends to make a nomination or bring up any other matter;

(b) a representation that the stockholder is a holder of the corporation's voting stock and intends to appear in person or by proxy at the meeting to make the nomination or bring up the matter specified in the notice;

(c) with respect to notice of an intent to make a nomination, a description of all arrangements or understandings among the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

(d) with respect to notice of an intent to make a nomination, such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the board of directors of the corporation; and







                                      6

(e) with respect to notice of an intent to bring up any other matter, a description of the matter, and any material interest of the stockholder in the matter.

Notice of intent to make a nomination shall be accompanied by the written consent of each nominee to serve as director of the corporation if so elected.

At the meeting of stockholders, the chairman shall declare out of order and disregard any nomination or other matter not presented in accordance with this section.

2.12. Independent Directors.

(a) Majority of Board's Nominees in Annual Proxy Statement for Election to Board of Directors to be Independent. A majority of the individuals to constitute the nominees of the board of directors for the election of whom the board will solicit proxies from the stockholders for use at the corporation's annual meeting shall consist of individuals who, on the date of their selection as the nominees of the board of directors, would be Independent Directors.

(b) Directors Elected by Board of Directors. In the event the board of directors elects directors between annual meetings of stockholders, the number of such directors who qualify as Independent Directors on the date of their nomination shall be such that the majority of all directors holding office immediately thereafter shall have been Independent Directors on the date of the first of their nomination or selection as nominees of the board of directors.

(c) Definition of Independent Director. For purposes of this by-law, the term "Independent Director" shall mean a director who: (i) is not and has not been employed by the corporation or its subsidiaries in an executive capacity within the five years immediately prior to the annual meeting at which the nominees of the board of directors will be voted upon; (ii) is not (and is not affiliated with a company or a firm that is) a significant advisor or consultant to the corporation or its subsidiaries; (iii) is not affiliated with a significant customer or supplier of the corporation or its subsidiaries; (iv) does not have significant personal services contract(s) with the corporation or its subsidiaries; (v) is not affiliated with a tax-exempt entity that receives significant contributions from the corporation or its subsidiaries; and (vi) is not a spouse, parent, sibling or child of any person described by (i) through
(v).

(d) Interpretation and Application of This By-Law. The board of directors shall have the exclusive right and power to interpret and apply the provisions of this by-law, including, without limitation, the adoption of written definitions of terms used in and guidelines for the application of this by-law (any such definitions and guidelines shall be filed with the Secretary, and such definitions and guidelines as may prevail shall be made available to any stockholder upon written request); any such definitions or guidelines and any other interpretation or application of the provisions of this by-law made in good faith shall be binding and conclusive upon all holders of GM Equity Securities, provided that, in the case of any interpretation or application of this by-law by the board of directors to a specific person which results in such person being classified as an Independent Director, the board of directors shall have determined that such person is independent of management and free from any relationship that, in the opinion of the board of directors, would interfere with such person's exercise of independent judgment as a board member.





                                      7

                                  ARTICLE III

                                   COMMITTEES

3.1. Committees of the Board of Directors.

The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, consisting of one or more of the directors of the corporation, to be committees of the board of directors ("committees of the board"). All committees of the board may authorize the seal of the corporation to be affixed to any papers which may require it. To the extent provided in any resolution of the board of directors or these by-laws, and to the extent permissible under the laws of the State of Delaware and the certificate of incorporation, any such committee shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation.

The following committees shall be standing committees of the board: the executive committee, the investment funds committee, the audit committee, the executive compensation committee, the public policy committee, the committee on director affairs and the capital stock committee. The board of directors may designate, by resolution adopted by a majority of the whole board, additional committees of the board and may prescribe for each such committee such powers and authority as may properly be granted to such committees in the management of the business and affairs of the corporation.

3.2. Election and Vacancies.

The members and chairmen of each standing committee of the board shall be elected annually by the board of directors at its first meeting after each annual meeting of stockholders or at any other time the board of directors shall determine. The members of other committees of the board may be elected at such time as the board may determine. Vacancies in any committee of the board may be filled at such time and in such manner as the board of directors shall determine. No officer or other employee of the corporation shall be a member of any standing committee of the board, with the exception of the investment funds committee.

3.3. Procedure; Quorum.

Except to the extent otherwise provided in these by-laws or any resolution of the board of directors, each committee of the board and each committee of the corporation may fix its own rules of procedure.

The members necessary to constitute a quorum of any committee of the board or committee of the corporation shall be one-third of the members thereof, or such larger number as shall be set forth in the by-laws, or as shall be determined from time to time by resolution of the board of directors. The vote of a majority of the members present at a meeting of a committee of the board or committee of the corporation at which meeting a quorum is present shall be the act of the committee unless the certificate of incorporation, the by-laws or a resolution of the board of directors shall require the vote of a greater number.






                                      8

3.4. Executive Committee.

The members of the executive committee shall be the chairman of the other standing committees of the board of directors and the chairman of the executive committee, who shall be a director designated by the board of directors. The chairman of the executive committee shall not concurrently be the chairman of any of the standing committees of the board of directors and shall not be an officer or employee of the corporation. The chairman of the executive committee shall be an ex officio member of each standing committee of the board of directors. The executive committee of the board of directors shall have and may exercise, between meetings of the board of directors, all of the powers and authority which the board of directors may exercise in the direction and management of the business and affairs of the corporation, except as prohibited by the law of the State of Delaware or the certificate of incorporation.

3.5. Investment Funds Committee.

The board of directors shall select the members of the investment funds committee and shall designate the chairman of the committee. Except for powers hereinafter assigned to the audit committee and the executive compensation committee, or as otherwise provided by the board of directors, the investment funds committee shall have and may exercise the powers, authority and responsibilities of the board of directors for the determination of the financial policies of the corporation and the management of the financial affairs of the corporation.

3.6. Audit Committee.

The board of directors shall select the members of the audit committee and shall designate the chairman of the committee. The members of the audit committee shall not be eligible to participate in any incentive compensation plan for employees of the corporation or any of its subsidiaries. The selection by the committee of accountants for the ensuing calendar year shall be made annually in advance of the annual meeting of stockholders and shall be submitted to the stockholders for ratification or rejection at such meeting. The audit committee shall have and may exercise such powers, authority and responsibilities as are normally incident to the functions of an audit committee or as may be determined by the board of directors.

3.7. Executive Compensation Committee.

The board of directors shall select the members of the executive compensation committee and shall designate the chairman of the committee. No member of the committee shall be eligible to participate in any plan falling within the jurisdiction of the committee. The committee shall have and may exercise the powers and authority granted to it by any incentive compensation plan for employees of the corporation or any of its subsidiaries, and such other powers, authority and responsibilities as may be determined by the board of directors.

The committee shall determine the compensation of: (a) employees of the corporation who are directors of the corporation; and (b) after receiving and considering the recommendation of the chief executive officer and the president of the corporation, all other employees of the corporation who are officers of the corporation or who occupy such other positions as may be designated by the committee.







                                      9




                                    - 45 -



Where compensation is payable to an employee of any subsidiary and such employee is also a director or officer of the corporation or one of its subsidiaries, or where such employee occupies such other position as may be designated by the committee and such compensation is determined by or on behalf of such subsidiary, the amount so determined shall first be submitted to the committee for its review. No such determination shall be effective if it would result in compensation which, in the aggregate or with respect to any one or more of such employees, would exceed amounts or rates established or approved by the committee.

Where any employee benefit or incentive compensation plan affects employees of the corporation or its subsidiaries and the compensation of such employees is determined or subject to review by the committee, such plan shall first be submitted to the committee for its review. Any such plan or amendment or modification shall be made effective with respect to such employees only if and to the extent approved by the committee.

3.8. Public Policy Committee.

The board of directors shall select the members of the public policy committee, and shall designate the chairman of the committee. The committee shall, upon its own initiative or otherwise, inquire into all phases of the corporation's business activities that relate to matters of public policy. The committee may make recommendations to the board of directors to assist it in the formulation and adoption of basic policies calculated to promote the best interests of the corporation and the community. The public policy committee shall have and may exercise such other powers, authority and responsibilities as may be determined by the board of directors.

3.9. Committee on Director Affairs.

The board of directors shall select the members of the committee on director affairs, and shall designate the chairman of the committee. The committee shall be responsible for matters related to service on the board of directors of the corporation, and associated issues of corporate governance. The committee from time to time shall conduct studies of the size and composition of the board of directors. Prior to each annual meeting of stockholders, the committee shall recommend to the board the individuals to constitute the nominees of the board of directors, the election of whom the board will solicit proxies. The committee shall review the qualifications of individuals for consideration as director candidates and shall recommend to the board, for its consideration, the names of individuals for election by the board. In addition, the committee shall from time to time conduct studies and make recommendations to the board regarding compensation of directors. The committee shall have and may exercise such other powers, authority and responsibilities as may be determined by the board of directors.












                                      10







                                    - 46 -



3.10. Capital Stock Committee.

The board of directors shall select the members of the capital stock committee and shall designate the chairman of the committee. The committee shall be responsible for reviewing the policies, programs and practices of the corporation relating to: (a) the business and financial relationships between the corporation or any of its units with Hughes Electronics Corporation; (b) dividends in respect of, disclosures to stockholders and the public concerning, and transactions by the corporation or any of its subsidiaries in, shares of Class H Common Stock; and (c) any matters arising in connection therewith, all to the extent the committee may deem appropriate, and to recommend such changes in such policies, programs and practices as the committee may deem appropriate. In performing this function, the committee's role is not to make decisions concerning matters referred to its attention, but rather to oversee the process by which decisions concerning such matters are made. The committee shall have and may exercise such other powers, authority and responsibilities as may be determined by the board of directors.


                                   ARTICLE IV

                                    OFFICERS

4.1. Elected Officers.

The officers of the corporation shall be elected by the board of directors. There shall be a chief executive officer, a president, one or more executive vice presidents, one or more vice presidents, a secretary, a treasurer, a comptroller, a general counsel, a general auditor and a chief tax officer. The chief executive officer and the president shall be members of the board of directors and shall have the other powers, authority and responsibilities provided by these by-laws. The officers, other than the chief executive officer and the president, shall each have, in addition to the powers, authority and responsibilities of those officers otherwise provided by the by-laws, such powers, authority and responsibilities as the board of directors or the chief executive officer may determine. The board of directors may also elect persons to hold such other offices as the board of directors shall determine, including one or more vice chairmen of the board. A person may hold any number of offices. Elected officers shall hold their offices at the pleasure of the board of directors, or until their earlier resignation.

4.2. Chief Executive Officer.

The chief executive officer shall have the general executive responsibility for the conduct of the business and affairs of the corporation. If the chairman so designates or is absent, the chief executive officer shall preside at meetings of the stockholders. He shall exercise such other powers, authority and responsibilities as the board of directors may determine.

In the absence of or during the physical disability of the chief executive officer, the board of directors shall designate an officer who shall have and exercise the powers, authority and responsibilities of the chief executive officer.








                                      11





                                    - 47 -



4.3. President.

The   president   shall  have  and   exercise   such   powers,   authority   and
responsibilities as the board of directors may determine.

4.4. Treasurer.

The treasurer shall have custody of all funds and securities of the corporation and shall perform all acts incident to the position of treasurer. He shall render such accounts and reports as may be required by the board of directors. The records, books and accounts of the office of the treasurer shall, during the usual hours for business at the office of the treasurer, be open to the examination of any director.

4.5. Secretary.

The secretary shall keep the minutes of all meetings of stockholders and directors and of such committees of the board of directors as to which he may be so directed. He shall give all required notices and shall have charge of such books and papers as the board of directors may require. He shall submit such reports to the board of directors or to any of the committees of the board or committees of the corporation as the board of directors or any such committee may require. Any action or duty required to be performed by the secretary may be performed by an assistant secretary.

4.6. Comptroller.

The comptroller shall be in charge of the accounts of the corporation and shall perform all acts incident to the position of comptroller. He shall submit such reports and records to the board of directors or to any of the committees of the board or committees of the corporation as the board of directors or any such committee may require.

4.7. General Counsel.

The board of directors shall elect a general counsel who shall be the chief legal officer of the corporation. He shall have general control of all matters of legal import concerning the corporation and shall have such other powers, authority and responsibilities as may be determined by the board of directors or the chief executive officer.

4.8. General Auditor.

The general auditor shall have such powers, authority and responsibilities as are incident to the position of general auditor in the performance of an independent audit activity of the corporation and shall have direct access to the audit committee.












                                      12

4.9. Chief Tax Officer.

The chief tax officer shall have responsibility for all tax matters involving the corporation, with authority to sign and to delegate to others authority to sign all returns, reports, agreements and documents involving the administration of the corporation's tax affairs.

4.10. Subordinate Officers.

The board of directors may from time to time appoint one or more assistant secretaries, assistant treasurers, assistant comptrollers, and such other subordinate officers as the board of directors may deem advisable. Such subordinate officers shall have such powers, authority and responsibilities as the board of directors may from time to time determine. The board of directors may grant to any committee of the board or the chief executive officer the power and authority to appoint subordinate officers and to prescribe their respective terms of office, powers, authority and responsibilities. Each subordinate officer shall hold his position at the pleasure of the board of directors, the committee of the board appointing him, the chief executive officer and any other officer to whom such subordinate officer reports.

In the interval between annual organizational meetings of the board of directors, the chief executive officer shall have the power and authority to appoint such subordinate officers. Such subordinate officers shall serve until the first meeting of the board of directors immediately following the annual meeting of stockholders.

4.11. Resignation, Removal, Suspension and Vacancies.

Any officer may resign at any time by giving written notice to the chief executive officer, the president or the secretary. Unless stated in the notice of resignation, the acceptance thereof shall not be necessary to make it effective. It shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

Any officer elected by the board of directors may be suspended or removed at any time by the affirmative vote of a majority of the whole board. Any subordinate officer of the corporation appointed by the board of directors or a committee of the board, or the chief executive officer, may be suspended or removed at any time by a majority vote of a quorum of the board of directors or committee appointing such subordinate officer, or by the chief executive officer or any other officer to whom such subordinate officer reports.

The chief executive officer may suspend the powers, authority, responsibilities and compensation of any elected officer or appointed subordinate officer for a period of time sufficient to permit the board or the appropriate committee of the board a reasonable opportunity to consider and act upon a resolution relating to the reinstatement, further suspension or removal of such person.

As appropriate, the board of directors, a committee of the board, and/or the chief executive officer may fill any vacancy created by the resignation, death, retirement or removal of an officer in the same manner as provided for the election or appointment of such person.










                                      13

                                   ARTICLE V

                                INDEMNIFICATION

5.1. Right to Indemnification of Directors and Officers.

Subject to the other provisions of this article, the corporation shall indemnify and advance expenses to every director and officer (and to such person's heirs, executors, administrators or other legal representatives) in the manner and to the full extent permitted by applicable law as it presently exists, or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys' fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("a proceeding"), in which such director or officer was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise. The corporation shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the board of directors of the corporation.

5.2. Advancement of Expenses of Directors and Officers.

The corporation shall pay the expenses of directors and officers incurred in defending any proceeding in advance of its final disposition ("advancement of expenses"); provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this article or otherwise.

5.3. Claims by Officers or Directors.

If a claim for indemnification or advancement of expenses by an officer or director under this article is not paid in full within ninety days after a written claim therefor has been received by the corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law.











                                      14

5.4. Indemnification of Employees.

Subject to the other provisions of this article, the corporation may indemnify and advance expenses to every employee who is not a director or officer (and to such person's heirs, executors, administrators or other legal representatives) in the manner and to the full extent permitted by applicable law as it presently exists, or may hereafter be amended against any and all amounts (including judgments, fines, payments in settlement, attorneys' fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("a proceeding"), in which such employee was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was an employee of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise. The ultimate determination of entitlement to indemnification of employees who are not officers and directors shall be made in such manner as is provided by applicable law. The corporation shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the board of directors of the corporation.

5.5. Advancement of Expenses of Employees.

The advancement of expenses of an employee who is not an officer or director shall be made by or in the manner provided by resolution of the board of directors or by a committee of the board of directors or of the corporation.

5.6. Non-Exclusivity of Rights.

The rights conferred on any person by this Article V shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

5.7. Other Indemnification.

The corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, organization or other enterprise.

5.8. Insurance.

The board of directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the corporation's expense insurance: (a) to indemnify the corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article V; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the corporation under the provisions of this
Article V.






                                      15

5.9. Amendment or Repeal.

Any repeal or modification of the foregoing provisions of this Article V shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.


                                   ARTICLE VI

                                 MISCELLANEOUS

6.1. Offices.

The registered office of the corporation shall be located at 1209 Orange Street, Wilmington, New Castle County, Delaware, and the name of the registered agent in charge thereof shall be The Corporation Trust Company. The corporation may also have other offices without as well as within the State of Delaware. The books of the corporation may be kept outside the State of Delaware.

6.2. Stock Certificates.

Every holder of stock shall be entitled to have a certificate signed by or in the name of the corporation by the chairman or a vice chairman of the board of directors, or the president or a vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation. The form of such certificates and the signatures thereon shall comply with the requirements of Delaware law. The corporation shall maintain a record of the holders of each certificate and transfer stock and issue new certificates to replace lost, stolen or destroyed certificates only pursuant to the applicable requirements of Delaware law as they presently exist, or may be amended from time to time.

6.3. Seal.

The corporate seal shall have inscribed upon it the name of the corporation, the year of its organization and the words "Corporate Seal," and "Delaware." The seal shall be in the charge of the secretary. The board of directors or the finance committee may authorize a duplicate seal to be kept and used by any other officer.












                                      16

6.4. Dividends on Preferred Stock.

All dividends declared upon the preferred stock shall be payable quarterly upon the first day of February, May, August and November in each year, but if that is a legal holiday, then on the next day not a legal holiday.

6.5. Fiscal Year.

The fiscal year of the corporation shall begin on January 1st and terminate on December 31st in each year.

6.6. Annual Report.

At least fifteen days in advance of the annual meeting of stockholders, the board of directors shall publish and submit to the stockholders consolidated financial statements for the previous fiscal year. The board of directors shall also publish consolidated financial statements for each of the first three quarters of each fiscal year.

6.7. Notice.

Any notice required to be given by these by-laws may be given personally or in writing by delivery to the United States postal system in a postpaid envelope directed to such address as appears in the records of the corporation, or, in default of other address, to the general post office in Wilmington, New Castle County, Delaware. Such notice shall be deemed to be given at the time of mailing, except as otherwise provided in these by-laws. In addition, except as otherwise required by law or these by-laws, notice need not be given of any adjourned meeting other than by announcement at the meeting which is being adjourned.

6.8. Waiver of Notice.

Whenever any notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

6.9. Voting of Stocks Owned by the Corporation.

The board of directors, the finance committee or the chairman of the board may authorize any person, and delegate to one or more other officers, the authority to authorize any person in behalf of the corporation to attend, vote and grant proxies to be used at any meeting of stockholders of any corporation in which General Motors Corporation may hold stock.







                                      17

6.10. Form of Records.

Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

6.11. Amendment of By-Laws.

The board of directors shall have power to adopt, amend or repeal the by-laws at any regular or special meeting of the directors. The stockholders shall also have power to adopt, amend or repeal the by-laws at any annual or special meeting, subject to compliance with the notice provisions provided in section 2.11.

6.12. Anti-Greenmail.

(a) Vote Required for Certain Acquisitions of Securities. Except as set forth in Subsection (b) hereof, in addition to any affirmative vote of stockholders required by any provision of law, the certificate of incorporation or by-laws of the corporation, or any policy adopted by the board of directors, neither the corporation nor any subsidiary shall knowingly effect any direct or indirect purchase or other acquisition of any GM Equity Security of any class or classes issued by the corporation at a price which is in excess of the highest Market Price of such GM Equity Security on the largest principal national securities exchange in the United States on which such security is listed for trading on the date that the understanding to effect such transaction is entered into by the corporation (whether or not such transaction is concluded or a written agreement relating to such transaction is executed on such date, such date to be conclusively established by determination of the board of directors), from any Interested Person (i.e., any person who is the direct or indirect beneficial owner of more than three percent (3%) of the aggregate voting power of the Voting Shares of the corporation) who has beneficially owned such GM Equity Securities for less than two years prior to such date, without the affirmative vote of the holders of the Voting Shares which represent at least a majority of the aggregate voting power of the corporation, excluding Voting Shares beneficially owned by such Interested Person, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement with any national securities exchange, or otherwise.

(b) When A Vote Is Not Required. The provisions of Section (a) hereof shall not be applicable with respect to:










                                      18

         (i) any purchase, acquisition, redemption or exchange of GM Equity Securities, the purchase, acquisition, redemption or exchange of which, at the time any such transaction is entered into, is provided for in the corporation's certificate of incorporation (including any resolution or resolutions of the board of directors providing for the issuance of Preferred Stock or Preference Stock by the corporation);

         (ii) any purchase or other acquisition of GM Equity Securities made as part of a tender or exchange offer by the corporation to purchase securities of the same class made on the same terms to all holders of such securities and complying with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder (or any successor provisions to such Act, rules or regulations);

         (iii) any purchase or acquisition of GM Equity Securities made pursuant to an open market purchase program which has been approved by the board of directors; or

         (iv) any purchase or acquisition of GM Equity Securities made from, or any purchase or acquisition of GM Equity Securities made pursuant to or on behalf of, an employee benefit plan maintained by the corporation, or any subsidiary or any trustee of, or fiduciary with respect to any such plan when acting in such capacity.

(c) Interpretation of This By-Law. The board of directors shall have the exclusive right and power to interpret the provisions of this by-law, including, without limitation, the adoption of written definitions of terms used in this by-law (any such definitions shall be filed with the Secretary, and such definitions as may prevail shall be made available to any stockholder upon written request); any such interpretation made in good faith shall be binding and conclusive upon all holders of GM Equity Securities.

6.13.  Gender Pronouns.

Whenever the masculine pronoun is used herein it shall be deemed to refer to either the masculine or the feminine gender.
















                                      19

                          DEFINITIONS OF CERTAIN TERMS
                                    USED IN
                                      AND
                         GUIDELINES FOR THE APPLICATION
                                       OF
                                  BY-LAW 2.12
                                       OF
                           GENERAL MOTORS CORPORATION


Certain Definitions.

For the purposes of Section 2.12 of the By-Laws of General  Motors  Corporation,
(the   "Corporation")   the  board  of  directors   has  adopted  the  following
definitions, effective January 7, 1991.

         (i) "Affiliate" of a person, or a person "affiliated with," a specified person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person.

         (ii) The term "control" (including the terms "controlling," "controlled by" and "under common control with") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, that a person shall not be deemed to control another person solely because he or she is a director of such other person.

         (iii) "GM Equity Security" shall mean any security described in Section 3(a)(11) of the Exchange Act, as of the effective date hereof, which is issued by GM and traded on a national securities exchange or the NASDAQ National Market System.

         (iv) A "subsidiary" of the Corporation shall mean any corporation a majority of the voting stock of which is owned, directly or indirectly through one or more other subsidiaries, by the Corporation.

         (v) The employment of a person by the Corporation or its subsidiaries shall be deemed to be in an "executive capacity" during the period that such person (A) served as an elected officer of the Corporation or one of its subsidiaries, or (B) reported directly to a person who served as an elected officer of the Corporation or one of its subsidiaries.

         (vi) A person shall be deemed to be, or to be affiliated with, a company or firm that is a "significant advisor or consultant to the corporation or its subsidiaries" if he, she or it, as the case may be, received or would receive fees or similar compensation from the Corporation or a subsidiary of the Corporation in excess of the lesser of (A) three percent (3%) of the consolidated gross revenues which the Corporation and its subsidiaries received for the sale of their products and services during the last fiscal year of the Corporation;
         (B) five percent (5%) of the gross revenues of the person during the last calendar year, if such person is a self-employed individual, or
         (C) five percent (5%) of the consolidated gross revenues received by such company or firm for the sale of its products and services during its last fiscal year, if the person is a company or firm; provided, however, that directors' fees and expense reimbursements shall not be included in the gross revenues of an individual for purposes of this determination.




                                       i

         (vii) A "significant customer of the corporation and its subsidiaries" shall mean a customer from which the Corporation and its subsidiaries collectively in the last fiscal year of the Corporation received payments in consideration for the products and services of the Corporation and its subsidiaries which are in excess of three percent (3%) of the consolidated gross revenues of the Corporation and its subsidiaries during such fiscal year.

         (viii) A "significant supplier of the corporation and its subsidiaries" shall mean a supplier to which the Corporation and its subsidiaries collectively in the last fiscal year of the Corporation made payments in consideration for the supplier's products and services in excess of three percent (3%) of the consolidated gross revenues of the Corporation and its subsidiaries during such fiscal year.

         (ix) The Corporation and its subsidiaries shall be deemed a "significant customer of a company" if the Corporation and its subsidiaries collectively were the direct source during such company's last fiscal year of in excess of five percent (5%) of the gross revenues which such company received for the sale of its products and services during that year.

         (x) The Corporation and its subsidiaries shall be deemed a "significant supplier of a company" if the Corporation and its subsidiaries collectively received in such company's last fiscal year payments from such company in excess of five percent (5%) of the gross revenues which such company received during that year for the sale of its products and services.

         (xi) A person shall be deemed to have "significant personal services contract(s) with the corporation or its subsidiaries" if the fees and other compensation received by the person pursuant to personal services contract(s) with the Corporation or its subsidiaries exceeded or would exceed five percent (5%) of his or her gross revenues during the last calendar year.

         (xii) A tax-exempt entity shall be deemed to receive "significant contributions" from the Corporation or its subsidiaries if such tax-exempt entity received during its last fiscal year, or expects to receive during its current fiscal year, contributions from the Corporation or its subsidiaries in excess of the lesser of either (A) three percent (3%) of the consolidated gross revenues of the Corporation and its subsidiaries during its last fiscal year, or (B) five percent (5%) of the contributions received by the tax-exempt entity during its last fiscal year.









                                       ii

Guidelines for Application.

         (i) For purposes of identifying payments for products and services contemplated by the definitions set forth above, and performing the related calculations, the board of directors may exclude payments such as those described in paragraph 2 of the Instructions to Paragraph (b) of Item 404 of Regulation S-K, as promulgated by the Securities and Exchange Commission as of the effective date hereof.

         (ii) The board of directors shall be entitled to rely upon the completeness and accuracy of directors' responses to written questionnaires circulated for the purpose of enabling the board of directors to make the determinations of independence required by the provisions of By-Law 2.12.


































                                      iii

                        SECURITIES ACT AND EXCHANGE ACT
                         PARAGRAPH 2 OF INSTRUCTIONS TO
                  PARAGRAPH (b) OF ITEM 404 OF REGULATION S-K
                        AS IN EFFECT ON JANUARY 7, 1991
                        (REFERRED TO IN PARAGRAPH (i) OF
                  GUIDELINES FOR APPLICATION OF BY-LAW 2.12 OF
                          GENERAL MOTORS CORPORATION)

2. In calculating payments for property and services the following may be excluded:

         A. Payments where the rates or charges involved in the transaction are determined by competitive bids, or the transaction involves the rendering of services as a common contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;

         B. Payments that arise solely from the ownership of securities of the registrant and no extra or special benefit not shared on a pro rata basis by all holders of the class of securities is received; or

         C. Payments made or received by subsidiaries other than significant subsidiaries as defined in Rule 1-02(v) of Regulation S-X, provided that all such subsidiaries making or receiving payments, when considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as defined in Rule 1-02(v).*

------------------------------------------------------------

*        The General  Motors Legal Staff notes that Rule  1-02(v) of  Regulation
         S-X provides, generally, that a significant subsidiary of General Motors Corporation would be one which, together with its subsidiaries, meets any of the following conditions:

         (1) General Motors' and its other subsidiaries' investments in and advances to the subsidiary exceed ten percent (10%) of the total assets of General Motors and its consolidated subsidiaries.

         (2) General Motors' and its other subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the subsidiary exceeds ten percent (10%) of the total assets of General Motors and its consolidated subsidiaries.

         (3) General Motors' and its other subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the subsidiary exceeds ten percent (10%) of such income of General Motors and its consolidated subsidiaries.







                                       iv

                          DEFINITION OF CERTAIN TERMS
                              USED IN BY-LAW 6.12
                                       OF
                           GENERAL MOTORS CORPORATION

Certain Definitions.

For the purposes of Section 6.12 of the By-Laws of General Motors Corporation, the board of directors has adopted the following definitions, effective March 5, 1990:

         (i) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on January 1, 1990.

         (ii) "Beneficial Owner" and "Beneficial Ownership" shall have the meanings ascribed to such terms in Rule 13d-3 and Rule 13d-5 of the General Rules and Regulations under the Exchange Act, as in effect on January 1, 1990.

         (iii) "GM Equity Security" shall mean any security described in Section 3(a) (11) of the Exchange Act, as in effect on January 1, 1990, which is issued by GM and traded on a national securities exchange or the NASDAQ National Market System.

         (iv) "Interested Person" shall mean any person (other than the Corporation or any Subsidiary) that is the direct or indirect Beneficial Owner of more than three percent (3%) of the aggregate voting power of the Voting Shares, and any affiliate or associate of any such person. For the purpose of determining whether a Person is an Interested Person, the outstanding Voting Shares shall include unissued shares of voting stock of the corporation of which the Interested Person is the Beneficial Owner, but shall not include any other shares of voting stock of the corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise, to any Person who is not the Interested Person.

         (v) "Market Price" of shares of a class of GM Equity Security on any day shall mean the highest sale price (regular way) of shares of such class of GM Equity Security on such day, or, if that day is not a trading day, on the trading day immediately preceding such day, on the largest principal national securities exchange on which such class of stock is then listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, then the highest reported sale price for such shares in the over-the-counter market as reported on the NASDAQ National Market System, or if such sale prices shall not be reported thereon, the highest bid price so reported, or, if such price shall not be reported thereon, as the same shall be reported by the National Quotation Bureau Incorporated; in the case of any GM Equity Security which is the Preferred Stock or Preference Stock of the corporation (of any series), the Market Price thereof shall be the Market Price, as hereinabove defined, of the Voting Shares which the holder of such Preferred Stock or Preference Stock may then acquire by reason of the redemption, exchange, conversion or exercise of other rights as may be provided for in the terms of such securities.




                                       v

         (vi) "Person" shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person pursuant to Section 13(d)(3) of the Exchange Act, as in effect on January 1, 1990.

         (vii) "Subsidiary" shall mean any company of which the corporation owns, directly or indirectly, (A) a majority of the outstanding shares of equity securities, or (B) shares having a majority of the voting power represented by all of the outstanding voting stock of such company. For the purpose of determining whether a company is a Subsidiary, the outstanding voting stock and shares of equity securities thereof shall include unissued shares of which the corporation is the Beneficial Owner but, except for the purpose of determining whether a company is a Subsidiary for purposes of the definition of Interested Person as used in By-Law Section 6.12, shall not include any other shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise, to any Person who is not the corporation.

         (viii) "Voting Shares" shall mean the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors.

























                                       vi













                                    - 61 -